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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-149319, 333-180243, 333-188640, and 333-191429 on Form S-3, and Registration Statement Nos. 333-137311, 333-151428, 333-166893, 333-180099, 333-183559, 333-188948, and 333-204001 on Form S-8, of our reports dated February 26, 2016, relating to the financial statements of Halcón Resources Corporation, and the effectiveness of Halcón Resources Corporation's internal control over financial reporting, appearing in this Annual Report on Form 10-K of Halcón Resources Corporation for the year ended December 31, 2015.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
February 26, 2016

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM